EXHIBIT 38


                               FIRST AMENDMENT TO
                               THE PROMISSORY NOTE

THIS FIRST AMENDMENT TO THE PROMISSORY NOTE (the "First Amendment") is entered into this 19th day of September, 2002 by and between ROYAL ASSOCIATES, INC., an Ohio corporation (the "Company"), and ROBERT JAYCOX, an individual living in Jackson, Wyoming.

WHEREAS, the parties hereto have entered into a Promissory Note dated as of the 3rd day of June, 2002 (the "Note"); and

WHEREAS, the parties desire to amend the Note in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENT.

          1.1. Section 8 is hereby deleted in its entirety and the following substituted therefor:

SECTION 8. CONVERSION.

          8.1. OPTION. Prior to the first anniversary of the date of this Note, the unpaid principal and interest hereon can be converted (the "Option") into 1,157.407 shares of common stock of the Borrower (the "Shares"). Exercise of the Option shall be considered payment by the Borrower and thus cancel the Note. The Option may be exercised by either (a) the Lender or (b) the Borrower (provided that as a condition to exercise by either there are simultaneous conversions pursuant to the Agreement and Plan of Merger among Royal Precision, Inc., the Borrower and Merger Sub, Inc. (the "Conversions") by the persons named in Exhibit A of the equity in Royal Precision, Inc. for equity in the Borrower as set forth in such exhibit) by sending a written notice to the other party indicating its desire to effectuate the Option (the "Notice"). As soon as practicable after receipt of the Notice, the Borrower shall issue to the Lender a certificate for the Shares to which the Lender is entitled.

          8.2. ADJUSTMENTS. The Borrower has authorized 1,500 shares of its common stock. Immediately prior to the time of the Conversions, the Borrower will amend its certificate of incorporation to increase its number of authorized shares of common stock to 20,000 and there will occur the Conversions in the number of shares of Royal Precision, Inc. for shares of common stock of the Borrower so that on a fully diluted basis, the aggregate number of shares of common stock of the Borrower issued and outstanding, and issuable pursuant to then existing convertible securities shall be as listed on Exhibit A.

          1.2. Exhibit A is hereby deleted in its entirety and the following substituted therefor:

                                    EXHIBIT A

                                                                                NUMBER OF SHARES OF COMMON STOCK
                                           NUMBER OF SHARES OF COMMON STOCK     OF ROYAL ASSOCIATES, INC. ISSUED
                  NAME                          OF ROYAL PRECISION, INC..                 ON CONVERSION
                  ----                          -------------------------                 -------------
Johnston Family Charitable Remainder                  1,384,135                               800.603
Unitrust #3
Johnston Family Living Trust                            775,935                               448.812
Johnston Family Charitable Foundation                 5,261,780                             3,043.488
Kenneth J. Warren                                       344,479                               199.252
DWR, Custodian for Kenneth Warren,                      207,862                               120.230
Attorney at Law, fbo Kenneth J. Warren,
VIP Plus Profit Sharing Plan
Christopher A. Johnston                               1,159,803                               670.846
David E. Johnston                                       198,769                               114.971
Charles S. Mechem, Jr.                                  213,062                               123.238
Self-Directed IRA for Charles S.
Mechem, Jr.                                               8,200                                 4.743
John C. Lauchnor                                        107,281                                62.053
Ron Dickerson                                             2,000                                 1.157
L. Neel Hall and  Eleanor L. Hall Family                  1,000                                  .578
Trust DTD U/A 01/07/97
Larkin N Hall, Kathryn Reynolds                           1,000                                  .578
Co-Trustees by Arthur C. & Helen Hall
Trust U/A DTD 01/01/92
John A Hall                                               1,000                                  .578
Davidson D. Hall                                          1,000                                  .578
Mark C. Hall                                              1,000                                  .578
Kathryn Hall Reynolds & Chris M                           1,000                                  .578
Reynolds & Neel Hall Trustees Megan Joy
Hall Trust U/A DTD 10/06/1995
Larkin Neel Hall Custodian for Sarah                      1,000                                  .578
Louise Reynolds AZ Uniform Transfers to
Minors Acct
John and Alys Krichavsky Jt Ten                          25,000                                14.460
Sherry J. Rothfield                                      41,753                                24.151
Warren K. Braly                                          62,630                                36.226
David J. Lyon                                           131,513                                76.069
RIFL Holdings, LLC                                      622,687                               360.171
Ronald L. Chalmers                                      125,261                                72.453
Robert Jaycox                                             1,000                                  .578
Kenneth Lett                                              8,500                                 4.917
TOTAL

                                                                                            DESCRIPTION OF ROYAL ASSOCIATES,
                                              DESCRIPTION OF ROYAL PRECISION,                  INC. OPTIONS, WARRANTS ON
NAME                                              INC. OPTIONS, WARRANTS                               CONVERSION
----                                      ----------------------------------------     -----------------------------------------
Richard P. Johnston                       (a)  Option  for  25,052  shares at $.24     (a) 14.49 for  $414.93 by  3/13/07;  (b)
                                          expiring  on  3/13/07;  (b)  option  for     2.892  for  $5,402.70  by  5/25/10;  (c)
                                          5,000  shares  at  $3.125   expiring  on     11.568 for $3,889.95 by 7/24/11; and (d)
                                          5/25/10; (c) option for 20,000 shares at     2.892 for $4,149.28 by 9/25/11
                                          $2.25  expiring  on  7/24/11;   and  (d)
                                          option   for   5,000   shares  at  $2.40
                                          expiring on 9/25/11.

Johnston Family Living Trust              (a)  Warrant  for 36,000  shares at $.25     (a) 20.823 for $432.22 by  2/28/12;  (b)
                                          expiring  on  2/28/12;  (b)  warrant for     83.986  for  $432.22  4/10/12;  and  (c)
                                          145,200   shares  at  $.25  expiring  on     474.300 for $432.22 by 4/10/12
                                          4/10/12,   and  (c)   Amended   Guaranty
                                          Agreement  for  820,000  shares  at $.25
                                          expiring by on 4/10/12.

Johnston Family Charitable Foundation     Warrant  for  152,192   shares  at  $.25     88.080 for $432.22 by 10/26/11
                                          expiring on 10/26/11

Kenneth J. Warren                         (a)  Option  for  15,323  shares at $.24     (a) 8.863 for  $414.93 by  3/13/07;  (b)
                                          expiring  on  3/13/07,  (b)  option  for     2.892 for $3,241.62 by 8/16/04;  and (c)
                                          5,000  shares  at  $1.875   expiring  on     11.568 for $3,889.95 by 7/24/11
                                          8/16/04,   and  (c)  option  for  20,000
                                          shares at $2.25 expiring on 7/24/11

DWR, Custodian for Kenneth Warren,        Warrant   for  12,000   shares  at  $.25     6.941 for $432.22 by 2/28/12
Attorney at Law, fbo Kenneth J. Warren,   expiring on 2/28/12
VIP Plus Profit Sharing Plan

Christopher A. Johnston                   (a)  Option  for  20,000  shares at $.25     (a) 11.568 for  $3,889.95 by 7/24/11 and
                                          expiring  on 7/24/11 and (b) warrant for     (b) 20.823 for $432.22 by 3/8/12
                                          36,000 shares at $.25 expiring on 3/8/12

David E. Johnston                         (a)  Option  for  11,106  shares at $.24     (a) 6.424 for  $414.93 by  3/13/07;  (b)
                                          expiring  on  3/13/07,  (b)  option  for     11.568 for $3,889.95 by 7/24/11; and (c)
                                          20,000  shares  at  $2.25   expiring  on     2.892 for $4,149.28 by 9/25/11
                                          7/24/11, and (c) option for 5,000 shares
                                          at $2.40 expiring on 9/25/11

Charles S. Mechem, Jr.                    (a) Option  for  20,000  shares at $3.00     (a)  11.568 for  $5,186.59  by (b) 2.892
                                          expiring  on  3/28/10,  (b)  option  for     for $4,149.28 by 9/25/11;  and (c) 6.941
                                          5,000   shares  at  $2.40   expiring  on     for $432.22 by 2/28/12
                                          9/25/11;  and (c)  3/28/10;  warrant for
                                          12,000   shares  at  $.25   expiring  on
                                          2/28/12

John C. Lauchnor                          (a) Option for  250,000  shares at $1.90     (a) 144.604 for $3,284.84 by 9/24/11 and
                                          expiring  on 9/24/11 and (b) warrant for     (b) 3.47 for $432.22 by 2/28/12
                                          6,000   shares  at  $.25   expiring   on
                                          2/28/12.

Jack Krichavsky                           Option  for  20,000   shares  at  $2.625     11.568 for $4,538.27 by 5/1/2005
                                          expiring on 5/1/2005

SECTION 2. CONTINUING VALIDITY. Except as amended hereby, all terms and provisions of the Note shall remain in full force and effect as though this First Amendment were a part of the original Note.

SECTION 3. MISCELLANEOUS. This First Amendment shall be governed by the laws of the State of Delaware and may be executed in counterparts, each of which when executed by all of the parties hereto shall be deemed an original and all of which shall be deemed the same Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, hereby execute and deliver this First Amendment to the Note, effective as of the date first referenced above.


                                        ROYAL ASSOCIATES, INC.

                                        By: /s/ Richard P. Johnston
                                            ------------------------------------
                                        Name: Richard P. Johnston
                                              ----------------------------------
                                        Title: Chairman of the Board
                                               ---------------------------------

                                        /s/ Robert Jaycox
                                        ----------------------------------------
                                        Robert Jaycox